SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.___)

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☐	Soliciting Material Pursuant to §240.14a-12

SAVE THE WORLD AIR, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SAVE THE WORLD AIR, INC.
5125 Lankershim Boulevard
North Hollywood, CA 91601

NOTICE OF 2006 ANNUAL MEETING OF STOCKHOLDERS
To Be Held on May 19, 2006

To Our Stockholders:

You are cordially invited to attend the 2006 Annual Meeting of Stockholders (the “2006 Annual Meeting”) of Save the World Air, Inc. (the “Company”), which will be held at the Company’s new product development facility at 235 Tenant Avenue #5, Morgan Hill, California 95037, at 10:00 a.m. on Friday, May 19, 2006, for the purposes of considering and voting upon:

1. A proposal to elect six directors to our Board of Directors.

2. A proposal to increase the number of shares authorized for issuance under our 2004 Stock Option Plan.

3. A proposal to ratify the appointment of Weinberg & Co., P.A. as our independent auditor for the fiscal year ending December 31, 2006.

These matters are described more fully in the proxy statement accompanying this notice.

Our stockholders will also act upon such other business as may properly come before the meeting or any adjournment or postponement thereof. The Board is not aware of any other business to be presented to a vote of the stockholders at the 2006 Annual Meeting.

The Board has fixed the close of business on April 10, 2006 as the record date (the “Record Date”) for determining those stockholders who will be entitled to notice of and to vote at the 2006 Annual Meeting. The stock transfer books will remain open between the Record Date and the date of the 2006 Annual Meeting.

Representation of at least a majority in voting interest of our common stock either in person or by proxy is required to constitute a quorum for purposes of voting on each proposal to be voted on at the 2006 Annual Meeting. Accordingly, it is important that your shares be represented at the 2006 Annual Meeting. WHETHER OR NOT YOU PLAN TO ATTEND THE 2006 ANNUAL MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE. Your proxy may be revoked at any time prior to the time it is voted at the 2006 Annual Meeting.

Please read the accompanying proxy material carefully. Your vote is important and we appreciate your cooperation in considering and acting on the matters presented.

By Order of the Board of Directors,

EUGENE E. EICHLER
Chief Executive Officer

April 17, 2006
North Hollywood, California

VOTING RIGHTS AND SOLICITATION
PROPOSAL 1
CORPORATE GOVERNANCE
DIRECTOR COMPENSATION
PROPOSAL 2
PROPOSAL 3
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EXECUTIVE COMPENSATION
OPTION GRANTS IN LAST FISCAL YEAR
AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND YEAR-END OPTION VALUES
EQUITY COMPENSATION PLAN INFORMATION FOR 2005
EMPLOYMENT AGREEMENTS
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
COMPENSATION COMMITTEE REPORT
AUDIT COMMITTEE REPORT
SECTION 16( a ) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
STOCKHOLDER PROPOSALS
ANNUAL REPORT ON FORM 10 -KSB
OTHER MATTERS
DIRECTIONS TO 2006 STOCKHOLDERS MEETING

Stockholders Should Read the Entire Proxy Statement
Carefully Prior to Returning Their Proxies

PROXY STATEMENT FOR
2006 ANNUAL MEETING OF STOCKHOLDERS
OF
SAVE THE WORLD AIR, INC.

To Be Held on May 19, 2006

This proxy statement is furnished in connection with the solicitation by our Board of Directors (the “Board”) of proxies to be voted at the 2006 Annual Meeting of Stockholders (the “2006 Annual Meeting”) of Save the World Air, Inc. (the “Company”), which will be held at 10:00 a.m. on May 19, 2006 at the Company’s new product development facility at 235 Tenant Avenue #5, Morgan Hill, California 95037, or at any adjournments or postponements thereof, for the purposes set forth in the accompanying Notice of 2006 Annual Meeting of Stockholders (the “Notice”). This proxy statement and the proxy card are first being delivered or mailed to stockholders on or about April 18, 2006. Our 2005 Annual Report to Stockholders and our Annual Report for the year ended December 31, 2005 on Form 10-KSB (the “10-KSB”) are being mailed to stockholders concurrently with this proxy statement. Neither our 2005 Annual Report to Stockholders nor the 10-KSB are to be regarded as proxy soliciting material or as a communication by means of which any solicitation of proxies is to be made.

VOTING RIGHTS AND SOLICITATION

The close of business on April 10, 2006 was the record date (the “Record Date”) for stockholders entitled to notice of and to vote at the 2006 Annual Meeting. As of the Record Date, we had 32,649,817 shares of common stock, par value $.001 per share issued and outstanding. All of the shares of our common stock outstanding on the Record Date, and only those shares, are entitled to vote on each of the proposals to be voted upon at the 2006 Annual Meeting. Holders of the common stock of record entitled to vote at the 2006 Annual Meeting will have one vote for each share of common stock so held with regard to each matter to be voted upon.

All votes will be tabulated by the inspector of elections appointed for the 2006 Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

The holders of a majority in voting interest of the common stock outstanding and entitled to vote at the 2006 Annual Meeting shall constitute a quorum for the transaction of business at the 2006 Annual Meeting. The voting interest of shares of the common stock represented in person or by proxy will be counted for purposes of determining whether a quorum is present at the 2006 Annual Meeting. Shares which abstain from voting as to a particular matter will be treated as shares that are present and entitled to vote for purposes of determining the voting interest present and entitled to vote with respect to any particular matter, but will not be counted as votes cast on such matter. If a broker or nominee holding stock in “street name” indicates on a proxy that it does not have discretionary authority to vote as to a particular matter, those shares will not be considered as present and entitled to vote with respect to such matter and will not be counted as a vote cast on such matter.

In voting with regard to the proposal to elect directors (Proposal 1), stockholders may vote in favor of all the nominees, withhold their votes as to all nominees or withhold their votes as to a specific nominee. The vote required by Proposal 1 is governed by Nevada law and is a plurality of the votes cast by the holders of shares entitled to vote, provided a quorum is present. As a result, in accordance with Nevada law, votes that are withheld and broker non-votes will not be counted and will have no effect on the voting for election of directors.

In voting with regard to the proposal to increase the number of shares of common stock that may be issued under the 2004 Stock Option Plan (the “2004 Plan”) (Proposal 2), stockholders may vote in favor of such proposal or against such proposal or may abstain from voting. The vote required to approve Proposal 2 is governed by Nevada law, and the minimum vote required is a majority of the total votes cast on such proposal, provided a quorum is present. As a result, in accordance with Nevada law, abstentions and broker non-votes will not be counted and will have no effect on the outcome of the vote on this proposal.

In voting with regard to the proposal to ratify the appointment of our independent auditor (Proposal 3), stockholders may vote in favor of such proposal or against such proposal or may abstain from voting. The vote required to approve Proposal 3 is governed by Nevada law, and the minimum vote required is a majority of the total votes cast on such proposal, provided a quorum is present. As a result, in accordance with Nevada law, abstentions and broker non-votes will not be counted and will have no effect on the outcome of the vote on this proposal.

Under the rules of The New York Stock Exchange (the “NYSE”) that govern most domestic stock brokerage firms, member brokerage firms that hold shares in “street name” for beneficial owners may, to the extent that such beneficial owners do not furnish voting instructions with respect to any or all proposals submitted for stockholder action, vote in their discretion upon proposals which are considered “discretionary” proposals under the rules of the NYSE. Member brokerage firms that have received no instructions from their clients as to “non-discretionary” proposals do not have discretion to vote on these proposals. Such broker non-votes will not be considered in determining whether a quorum exists at the 2006 Annual Meeting and will not be considered as votes cast in determining the outcome of any proposal.

Shares of our common stock represented by proxies in the accompanying form which are properly executed and returned to us will be voted at the 2006 Annual Meeting in accordance with the stockholders’ instructions contained therein. In the absence of contrary instructions, shares represented by such proxies will be voted FOR each of Proposal 1, Proposal 2 and Proposal 3. Management does not know of any matters to be presented at the 2006 Annual Meeting other than those set forth in this proxy statement and in the Notice accompanying this proxy statement. If other matters should properly come before the 2006 Annual Meeting, the proxyholders will vote on such matters in accordance with their best judgment.

Any stockholder has the right to revoke his, her or its proxy at any time before it is voted at the 2006 Annual Meeting by giving written notice to our Secretary, and by executing and delivering to the Secretary a duly executed proxy card bearing a later date, or by appearing at the 2006 Annual Meeting and voting in person; provided, however, that under the rules of the NYSE, any beneficial owner whose shares are held in “street name” by a member brokerage firm may revoke his, her or its proxy and vote his, her or its shares in person at the 2006 Annual Meeting only in accordance with the applicable rules and procedures of the NYSE.

The entire cost of soliciting proxies will be borne by the Company. Proxies will be solicited principally through the use of the mails, but, if deemed desirable, may be solicited personally or by telephone, or special letter by our officers and regular employees for no additional compensation. Arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to the beneficial owners of our common stock, and such persons may be reimbursed for their expenses.

PROPOSAL 1

ELECTION OF DIRECTORS

Composition of Board of Directors

Our bylaws provide that the Board shall consist of between one and eight directors, as determined by the Board from time to time. The Board currently consists of seven members elected by the holders of the common stock, including one vacancy. The Board has fixed the size of the Board to be elected at the 2006 Annual Meeting at six members. Our directors are elected by our stockholders at each annual meeting of stockholders and will serve until their successors are elected and qualified, or until their earlier resignation or removal. There are no family relationships among any of our current directors, the nominees for directors or our executive officers.

The proxyholders named on the proxy card intend to vote all proxies received by them in the accompanying form FOR the election of the nominees listed below, unless instructions to the contrary are marked on the proxy. These nominees have been selected by the Board, acting upon the recommendation of the Board’s Nominating and Corporate Governance Committee. All of the nominees are currently members of the Board. If elected, each nominee will serve until the annual meeting of stockholders to be held in 2007 or until his or her successor has been duly elected and qualified.

In the event that a nominee is unable or declines to serve as a director at the time of the 2006 Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board to fill the vacancy. In the event that additional persons are nominated for election as directors, the proxyholders intend to vote all proxies received by them for the nominees listed below, unless instructions are given to the contrary. As of the date of this proxy statement, the Board is not aware of any nominee who is unable or will decline to serve as a director.

Nominees for Election as Directors

The following is certain information as of March 31, 2006 regarding the nominees for election as directors:

Name	Age	Position	Director Since

Eugene E. Eichler, CPA(1)	79	Chief Executive Officer, Chief Financial Officer and Director	2002
Bruce H. McKinnon(1)	64	President and Director	2002
Joseph Helleis(1)(2)(3)	68	Chairman of the Board and Director	2002
Hon. J. Joseph Brown, AO(2)(3)	74	Director	2002
John F. Price, Ph.D(1)(2)	62	Director	2002
Cecil Kyte	35	Director	2006

(1)	Member of the Audit Committee

(2)	Member of the Compensation Committee

(3)	Member of the Nominating and Corporate Governance Committee

Biographical Information Regarding Directors

Eugene E. Eichler, CPA, has served as our Chief Executive Officer since October 2005, assuming the position previously held by our late Chairman and Chief Executive Officer Edward L. Masry, and has served as our Chief Financial Officer and Treasurer since May 2002. He has also been a director since May 2002. Mr. Eichler served as our President from March 2004 to October 2005 and as our Chief Operating Officer from October 2001 to March 2004. Mr. Eichler was the Chief Financial Officer and Firm Administrator of the law firm Masry & Vititoe from 1982 to October 2001. From 1974 to 1982, Mr. Eichler provided financial consulting services to Foundation for HMO’s, Acne Care Medical Clinics and Earth Foods, Inc. From 1960 to 1974, Mr. Eichler headed financial consulting services for Milburn Industries and Brown, Eichler & Company. From 1953 to 1960, he held the position of Chief Budgets and Forecasts at North American Aviation. From 1951 to 1953, Mr. Eichler held various audit positions at the Atomic Energy Commission. Mr. Eichler received a B.A. from University of Montana.

Bruce H. McKinnon has served as our President since October 2005 and has been a director since May 2002. He served as our Executive Vice-President of Business Development from December 2003 to March 2004 and our Chief Operating Officer from March 2004 to October 2005. Mr. McKinnon served as Chief Executive Officer and President of KZ Golf, Inc., an international golf equipment company, from 1994 to December 2003. From 1990 to 1994, he was President and Chief Executive Officer of TTL Corporation and Novaterra, Inc., environmental remediation and technology corporations. Prior to 1990, Mr. McKinnon was an owner, Chairman and Chief Executive Officer of several international trading and manufacturing corporations.

Joseph Helleis has served as a director since May 2002 and as our Chairman of the Board since December 2005, succeeded the late Edward L. Masry. Since 2002, he has been operating his own financial services consulting firm, Joseph Helleis and Associates. From 2000 to 2002, he was President/ Chief Executive Officer with Bank of Whittier, California. From 1981 to 2000, he served in senior executive capacities as Chairman/ CEO, President/ CEO, and Chief Credit Officer with number of financial institutions in the southern California region. After his honorable discharge from the United States Navy in 1960, Mr. Helleis served with Citibank in New York City until 1981 where his last position was Vice President/ Senior Credit Officer for the New York State Business Banking Region.

Hon. J. Joseph (“John”) Brown, AO, has served as a director since May 2002. He has served as Chairman of the Australian Tourism Task Force since 1989 and currently is a professional consultant to Service Corporation

International Australia. Mr. Brown has also served as director of Macquarie Tourism and Leisure since 1990. From 1983 to 1988, Mr. Brown was Minister for Sport and Tourism for the Australian government and from 1987 to 1988 he was the Minister for the Environment. He was a member of the Olympics bid teams for Brisbane (1992), Melbourne (1996) and the successful Sydney bid (2000). Mr. Brown was Founding Director of the Sydney Olympic Games Organizing Committee in 1992 and the Sydney Paralympic Organizing Committee in 1998.

John F. Price, Ph.D., has served as a director since May 2002. He co-founded and has served as Chairman of the Board of Conscious Investing Pty Ltd., a software company, since May 2001. In June 1998, Mr. Price founded Price Value, Inc., a software company to market software that he developed. He has served as Chairman of the Board of Price Value, Inc. since 1998. Since October 1997, Mr. Price has held various teaching positions in mathematics and physics at University of New South Wales. From 1990 to 1998, he was professor and head of the Mathematics Department at Maharishi University of Management. Mr. Price received a B.Sc. and M.Sc. from the University of Melbourne and a Ph.D. from the Australian National University.

Cecil Bond Kyte was appointed as a director on February 21, 2006 to fill the vacancy created by the death of Edward L. Masry. Since December 2002, Mr. Kyte has been an investor in a number of businesses, including those in oil and gas exploration, and financial services, including SwissGuard International, GmbH, based in Zurich, Switzerland, of which he is a co-founder. SwissGuard serves the American annuity market with an emphasis on asset protection and growth. From February 2000 to November 2002, Mr. Kyte was employed by Chautauqua Airways, a United States regional carrier, in various capacities, including service as an airline pilot from February 2002 to November 2002. Mr. Kyte received a B. S. Degree in Accounting from Long Beach State University.

Departing Director

Robert F. Sylk, 67, is not seeking re-election to the Board of Directors in order to devote more time to his other business pursuits and obligations. Mr. Sylk has served as a director since October 2001. He currently is one of the board of directors of the La Quinta, California Chamber of Commerce and Chairman of its Ambassadors Committee. From 1991 to 2003, he has served as a senior executive of Mirage Resorts. He was a delegate to the California Tourism and Trade Commission from 1994 to 1998. From 1993 to 1997, he was Senior Vice President of the Marina Del Rey Chamber of Commerce. He was a board member for the Los Angeles County Department of Beaches and Harbors and on the Board of the United Service Organizations (U.S.O.) from 1993 to 2000. Mr. Sylk is presently a director for the Agua Caliente Casino, located in Rancho Mirage, Calif.

Executive Officers

The following table sets forth certain information regarding our executive officers as March 31, 2006:

Name	Age	Position

Eugene E. Eichler, CPA	79	Chief Executive Officer, Chief Financial Officer and Treasurer
Bruce H. McKinnon	64	President
John Bautista	47	Executive Vice President of Operations

For the biographies of Messrs. Eichler and McKinnon, please see above under “Biographical Information Regarding Directors”.

John Bautista has served as our Executive Vice President of Operations since February 2006 and served as our Vice President of Operations from July 2005 through February 2006. He previously served as a consultant to our company from April 2005 to June 2005. From June 2003 to June 2005, Mr, Bautista was President and CEO of JDAK Enterprise, Inc., a company engaged in international importing, distribution and brokerage of motorcycle parts, as well as the production and assembly of custom motorcycles. From January 1999 through May 2003, Mr. Bautista was Mechanical Service and Calibration Department Manager for Mechanical Environmental Systems Analysis and Adjustment Agency. Mr. Bautista has technical knowledge and experience with ISO certified programs under Department of Defense, Department of Energy and Environmental Protection Agency regulations.

CORPORATE GOVERNANCE

We maintain a corporate governance page on our corporate website at www.savetheworldair.com, which includes information regarding the Company’s corporate governance practices. Our codes of business conduct and ethics, Board committee charters and certain other corporate governance documents and policies are available on that website. Any changes to these documents and any waivers granted with respect to our code of business conduct will be posted on our website. In addition, we will provide a copy of any of these documents without charge to any stockholder upon written request made to Corporate Secretary, Save the World Air, Inc., 5125 Lankershim Boulevard, North Hollywood, California 91601. The information on our website is not, and shall not be deemed to be, a part of this proxy statement or incorporated by reference into this or any other filing we make with the Securities and Exchange Commission (the “SEC”).

Board of Directors

Director Independence

Our Board of Directors currently consists of six members. The Board has affirmatively determined that Messrs. Helleis, Sylk, Price and Brown and Kyte are independent under the standards currently in effect of the Nasdaq Stock Market (“Nasdaq”).

Meetings of the Board

The Board held five meetings during 2005 and acted by written consent one time. With the exception of Mr. Masry, each of the directors attended 75% or more of the aggregate number of meetings of the Board and committees on which the director served in 2005. Because the Company is in the development stage and has no operations, our non-management directors do not meet regularly in executive session without management present.

Each of our directors is encouraged to attend the Company’s annual meeting of stockholders and to be available to answer any questions posed by stockholders to such director. Because our Board holds one of its regular meetings in conjunction with our annual meeting of stockholders, unless one or more members of the Board are unable to attend, all of the members of the Board are present for the annual meeting. All of the incumbent directors attended our 2005 Annual Meeting of Stockholders.

Communications with the Board

The following procedures have been established by the Board in order to facilitate communications between our stockholders and the Board:

•	Stockholders may send correspondence, which should indicate that the sender is a stockholder, to the Board or to any individual director, by mail to Corporate Secretary, Save the World Air, Inc., 5125 Lankershim Boulevard, North Hollywood, California 91601, or by e-mail to questions@savetheworldair.com.

•	Our Secretary will be responsible for the first review and logging of this correspondence and will forward the communication to the director or directors to whom it is addressed unless it is a type of correspondence which the Board has identified as correspondence which may be retained in our files and not sent to directors. The Board has authorized the Secretary to retain and not send to directors communications that: (a) are advertising or promotional in nature (offering goods or services), (b) solely relate to complaints by clients with respect to ordinary course of business customer service and satisfaction issues or (c) clearly are unrelated to our business, industry, management or Board or committee matters. These types of communications will be logged and filed but not circulated to directors. Except as set forth in the preceding sentence, the Secretary will not screen communications sent to directors.

•	The log of stockholder correspondence will be available to members of the Board for inspection. At least once each year, the Secretary will provide to the Board a summary of the communications received from stockholders, including the communications not sent to directors in accordance with the procedures set forth above.

Our stockholders may also communicate directly with the non-management directors, individually or as a group, by mail c/o Corporate Secretary, Save the World Air, Inc., 5125 Lankershim Boulevard, North Hollywood, California 91601, or by e-mail to questions@savetheworldair.com.

The Audit Committee is in the process of establishing procedures for the receipt, retention and treatment of complaints regarding questionable accounting, internal controls, financial improprieties or auditing matters. Any of the Company’s employees may confidentially communicate concerns about any of these matters by calling our toll-free number, (877) 487-0200. Upon receipt of a complaint or concern, a determination will be made whether it pertains to accounting, internal controls or auditing matters and if it does, it will be handled in accordance with the procedures established by the Audit Committee.

Committees of the Board

The Board has a standing Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee. Each of these committees operates under a written charter. Copies of these charters, and other corporate governance documents, are available on our website, www.savetheworldair.com. In addition, we will provide a copy of any of these documents without charge to any stockholder upon written request made to Corporate Secretary, Save the World Air, Inc., 5125 Lankershim Boulevard, North Hollywood, California 91601.

The composition, functions and general responsibilities of each committee are summarized below.

Audit Committee

The Audit Committee consists of Messrs. Helleis (chairperson), Eichler, McKinnon and Price. The Board has determined that Mr. Helleis is an audit committee financial expert, as that term is defined in Item 401(e) of Regulation S-B of the Securities Exchange Act of 1934 as amended (the “Exchange Act”), and is independent within the meaning of Item 7(d)(3)(iv) of Schedule 14A of the Exchange Act and the requirements of Nasdaq as currently in effect. The Board also believes that Mr. Price meets the independence and knowledge requirements of Nasdaq as currently in effect, and that Messrs. Eichler and McKinnon meet the knowledge requirements but not the independence requirements of Nasdaq as currently in effect. The Audit Committee held a total of four meetings during 2005.

The Audit Committee operates under a written charter. The Audit Committee’s duties include responsibility for reviewing our accounting practices and audit procedures. In addition, the Audit Committee has responsibility for reviewing complaints about, and investigating allegations of, financial impropriety or misconduct. The Audit Committee works closely with management and our independent auditors. The Audit Committee also meets with our independent auditors on a quarterly basis, following completion of their quarterly reviews and annual audit, to review the results of their work. The Audit Committee also meets with our independent auditors to approve the annual scope of the audit services to be performed.

As part of its responsibility, the Audit Committee is responsible for engaging our independent auditor, as well as pre-approving audit and non-audit services performed by our independent auditor in order to assure that the provision of such services does not impair the independent auditor’s independence. The Audit Committee is in the process of establishing a pre-approval policy.

Please see “Audit Committee Report” below, which provides further details of many of the duties and responsibilities of the Audit Committee.

Compensation Committee, Compensation Committee Interlocks and Insider Participation

The Compensation Committee consists of Messrs. Helleis (chairperson), Brown and Price. The Board believes that Messrs. Helleis, Brown and Price meet the independence requirements of Nasdaq as currently in effect. None of our executive officers served on the compensation committee of another entity or on any other committee of the board of directors of another entity performing similar functions during 2005. The Compensation Committee held two meetings during 2005.

The Compensation Committee operates under a written charter. The Compensation Committee establishes the compensation and benefits of our executive officers. The Compensation Committee also administers our employee benefit plans, including our 2004 Plan.

Please see “Compensation Committee Report” below, which details the Compensation Committee’s report on our executive compensation for 2005.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee currently consists of Messrs. Helleis (chairperson), Brown and Robert Sylk. Robert Sylk has not sought re-election to the Board of Directors at the 2006 Annual Meeting and his term will expire at the 2006 Annual Meeting. The Board believes that Messrs. Helleis, Brown and Sylk meet the independence requirements of Nasdaq as currently in effect. The Nominating and Corporate Governance Committee held two meetings during 2005.

The Nominating and Corporate Governance Committee operates under a written charter. The Nominating and Corporate Governance Committee has the primary responsibility for overseeing the Company’s corporate governance compliance practices, as well as supervising the affairs of the Company as they relate to the nomination of directors. The principal ongoing functions of the Nominating and Corporate Governance Committee include developing criteria for selecting new directors, establishing and monitoring procedures for the receipt and consideration of director nominations by stockholders and others, considering and examining director candidates, developing and recommending corporate governance principles for the Company and monitoring the Company’s compliance with these principles and establishing and monitoring procedures for the receipt of stockholder communications directed to the Board.

The Nominating and Corporate Governance Committee is also responsible for conducting an annual evaluation of the Board to determine whether the Board and its committees are functioning effectively. In performing this evaluation, the Nominating and Corporate Governance Committee receives comments from all directors and reports annually to the Board with the results of this evaluation.

Director Nominations

The Nominating and Corporate Governance Committee seeks out appropriate candidates to serve as directors of the Company, and the Nominating and Corporate Governance Committee interviews and examines director candidates and makes recommendations to the Board regarding candidate selection. In considering candidates to serve as director, the Nominating and Corporate Governance Committee evaluates various minimum individual qualifications, including strength of character, maturity of judgment, relevant technical skills or financial acumen, diversity of viewpoint and industry knowledge, as well as the extent to which the candidate would fill a present need on the Board.

The Nominating and Corporate Governance Committee will consider stockholder nominations for director. Nominations for director submitted to this committee by stockholders are evaluated according to the Company’s overall needs and the nominee’s knowledge, experience and background. A nominating stockholder must give appropriate notice to the Company of the nomination not less than 90 days prior to the first anniversary of the preceding year’s annual meeting. In the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from the anniversary date of the preceding year’s annual meeting, the notice by the stockholder must be delivered not later than the close of business on the later of the 60th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such annual meeting is first made.

The stockholders’ notice shall set forth, as to:

•	each person whom the stockholder proposes to nominate for election as a director:

•	the name, age, business address and residence address of such person,

•	the principal occupation or employment of the person,

•	the class and number of shares of the Company which are beneficially owned by such person, if any, and

•	any other information relating to such person which is required to be disclosed in solicitations for proxies for election of directors pursuant to Regulation 14A under the Exchange Act and the rules thereunder; and

•	the stockholder giving the notice:

•	the name and record address of the stockholder and the class and number of shares of the Company which are beneficially owned by the stockholder,

•	a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which nomination(s) are to be made by such stockholder,

•	a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice,

•	any other information relating to such person which is required to be disclosed in solicitations for proxies for election of directors pursuant to Regulation 14A under the Exchange Act and the rules thereunder.

The notice must be accompanied by a written consent of the proposed nominee to be named as a director.

DIRECTOR COMPENSATION

During 2005, our directors who were not officers or employees of the Company were compensated for their services in the amount of $750 per meeting of the Board. In addition, the chairperson of the Audit Committee received a retainer of $1,500 per month and the chairperson of the Compensation and Nominating and Corporate Governance Committees each received a retainer of $1,000 per month.

Effective January 1, 2006, our directors who are not officers or employees of the Company will be compensated for their services in the amount of $1,000 per meeting of the Board. In addition, the chairperson of the Audit Committee will receive a retainer of $3,000 per month and the chairperson of the Compensation and Nominating and Corporate Governance Committees each will receive a retainer of $2,000 per month.

Vote Required

If a quorum is present, the nominees receiving the highest number of votes will be elected to the Board of Directors. Abstentions and broker non-votes will have no effect on the election of directors.

Recommendation of the Board

The Board unanimously recommends that stockholders vote FOR election of each of the nominees identified above.

PROPOSAL 2

AMENDMENT OF 2004 STOCK OPTION PLAN

On March 2, 2004, the Board approved the 2004 Plan, subject to approval from our stockholders, which approval was received at the 2004 Annual Meeting on May 24, 2004. At the Annual Meeting of Stockholders held on May 24, 2005 (the “2005 Annual Meeting”), the Company’s stockholders approved an amendment to the 2004 Plan to increase the maximum number of shares of common stock that could be issued under the 2004 Plan from a total of 1,500,000 shares of common stock to 5,000,000 shares of common stock, or an increase of 3,500,000 shares. At this time, the Board is asking our stockholders to approve an additional amendment to the 2004 Plan to increase the maximum number of shares of common stock that can be issued under the 2004 Plan from a total of 5,000,000 shares of common stock to 7,000,000 shares of common stock, or an increase of an additional 2,000,000 shares.

Given our limited cash reserves, we must rely on stock options to compensate and incentivize a number of individuals, including our directors, employees and consultants. We believe that this increase in the number of shares in the 2004 Plan will provide a sufficient number of shares to cover option grants for at least the next two years.

All other terms of the 2004 Plan will remain unchanged. The following summary of the principal provisions of the 2004 Plan is qualified in its entirety by reference to the 2004 Plan itself.

Purpose of the 2004 Plan.  The 2004 Plan is intended to benefit and strengthen the Company and its stockholders by:

•	encouraging stock ownership by selected key employees, directors, consultants and advisers

•	assisting the Company in attracting and retaining key personnel; and

•	providing to participating personnel added incentive for high level of performance.

Administration.  A committee of three or more people selected by the Board administers the 2004 Plan. The Board has designated the Compensation Committee as the administrator of the 2004 Plan.

Shares Available for Grant Under the Plan.  As originally adopted by the stockholders at the 2004 Annual Meeting, the 2004 Plan contained a total of 1,500,000 shares of our common stock, subject to adjustment in the event of certain changes in our capitalization. At the 2005 Annual Meeting, the stockholders approved an amendment to the 2004 Plan, increasing the total number of shares which can be the subject of grants under the 2004 Plan from 1,500,000 to 5,000,000, an increase of 3,500,000. The stockholders are being asked at the 2006 Annual Meeting to approve a further increase in the total number of shares which can be the subject of grants under the 2004 Plan from 5,000,000 to 7,000,000, an increase of 2,000,000 shares. If an option terminates or expires for any reason without having vested and been exercised, the related shares of common stock will again become available for grant.

Eligibility.  All employees, directors, consultants and advisers of the Company are eligible to receive option grants under the 2004 Plan. As of March 31, 2006, two Named Executive Officers (as defined below on page 13), four non-employee directors and approximately eleven other employees were eligible to be selected by the Compensation Committee to receive grants under the 2004 Plan.

Types and Terms of Stock Options.  The Compensation Committee may grant either incentive stock options qualified with respect to Internal Revenue Code Section 422 (“ISOs”) or options not qualified under any section of the Internal Revenue Code (“non-qualified options”). All ISOs granted under the 2004 Plan must have an exercise price that is at least equal to the fair market value of our common stock on the grant date and, in the case of a person who is a 10% or greater stockholder, the exercise price must be at least 100% of the fair marketing value of our common stock on the grant date. The exercise price of a non-qualified option shall be determined by the Board or the Compensation Committee. As of March 31, 2006, the fair market value of a share of our common stock, determined by the closing price per share on that date as quoted on the OTC Bulletin Board, was $2.95. No stock option granted under the 2004 Plan may have a term longer than ten years and, in the case of a person who is a 10% or greater stockholder, the stock option may not have a term longer than five years. The exercise price of stock options may be paid in cash, or, if the Compensation Committee permits, by tendering shares of common stock.

Vesting.  The Compensation Committee has the authority to determine the amounts and period of time over which a stock option shall become exercisable (vest). However, the fair market value with respect to which an ISO is exercisable by an optionee during any calendar year may not exceed $100,000.

Stock Options Granted to Certain Individuals.  The number of options that an individual may receive under the 2004 Plan will be in the discretion of the Compensation Committee and therefore cannot be determined in advance. The following table sets forth (a) the aggregate 2,085,909 shares subject to options granted during 2005, and (b) the average per share exercise price of such options:

		Average
	Number of	per Share
Name of Individual or Group	Options Granted	Exercise Price

Edward L. Masry	400,000	$.85
	90,909	$1.10
Eugene E. Eichler	325,000	$.85
	100,000	$1.00
Bruce H. McKinnon	250,000	$.85
	100,000	$1.00
Joseph Helleis	175,000	$.85
John Brown	100,000	$.85
John F. Price	100,000	$.85
Robert F. Sylk	100,000	$.85
All other employees	175,000	$.85
	170,000	$1.00
All named executive officers, as a group (3 persons)	1,265,909	$.89
All directors who are not named executive officers, as a group (4 persons)	475,000	$.85
All employees, including officers who are not named executive officers, as a group (7 persons)	345,000	$.92

Federal Income Tax Consequences.  The following summary is intended only as a general guide to the United States federal income tax consequences under current law of incentive stock options and non-qualified stock options, which are authorized for grant under the 2004 Plan. It does not attempt to describe all possible federal or other tax consequences of participation in the 2004 Plan or tax consequences based on particular circumstances. The tax consequences may vary if options are granted outside the United States.

Incentive Stock Options.  An option holder recognizes no taxable income for regular income tax purposes as a result of the grant or exercise of an incentive stock option qualifying under Internal Revenue Code Section 422. Option holders who dispose of the shares acquired under an incentive stock option after two years following the date the option was granted and after one year following the exercise of the option will normally recognize a capital gain or loss upon a sale of the shares equal to the difference, if any, between the sale price and the purchase price of the shares. If an option holder satisfies such holding periods upon a sale of the shares, the Company will not be entitled to any deduction for federal income tax purposes. If an option holder disposes of shares within two years after the date of grant or within one year after the date of exercise (a “disqualifying disposition”), the difference between the fair market value of the shares on the exercise date and the option exercise price (not to exceed the gain realized on the sale if the disposition is a transaction with respect to which a loss, if sustained, would be recognized) will be taxed as ordinary income at the time of disposition. Any gain in excess of that amount will be a capital gain. If a loss is recognized, there will be no ordinary income, and such loss will be a capital loss. Any ordinary income recognized by the option holder upon the disqualifying disposition of the shares generally will result in a deduction by the Company for federal income tax purposes.

Non-Qualified Options.  Options not designated or qualifying as incentive stock options will be non-qualified options having no special tax status. An optionee generally recognizes no taxable income as the result of the grant of such an option. Upon exercise of a non-qualified option, the optionee normally recognizes ordinary income in the amount of the difference between the option exercise price and the fair market value of the shares on the exercise date. If the optionee is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of stock acquired by the exercise of a non-qualified option, any gain or loss, based on the difference between the sale price and the fair market value on the exercise date, will be taxed as a capital gain or loss. No tax deduction is available to the Company with respect to the grant of a non-qualified option or the sale of the stock acquired pursuant to such grant. The Company generally should be entitled to a deduction equal to the amount of ordinary income recognized by the optionee as a result of the exercise of a non-qualified option.

Other Considerations.  The Internal Revenue Code allows publicly-held corporations to deduct compensation in excess of $1 million paid to the corporation’s chief executive officer and its four other most highly compensated executive officers in office at the end of the tax year if the compensation is payable solely based on the attainment of one or more performance goals and certain statutory requirements are satisfied. We intend for compensation arising from grants of awards under the 2004 Plan which are based on performance goals, including stock options and stock appreciation rights granted at fair market value, to be deductible by us as performance-based compensation not subject to the $1 million limitation on deductibility.

Transferability.  All ISOs are non-transferable other than by will or the laws of descent and distribution and shall be exercisable during an optionee’s lifetime only by the optionee. The Compensation Committee may provide that a non-qualified option may be transferred under certain terms and conditions.

Extraordinary Events.  In the event of a sale of more than half the fair market value of the assets of the Company, the acquisition by a group or entity of more than 30% of the voting securities of the Company, or the dissolution or liquidation of the Company, all stock options not exercised shall terminate as of the date such transaction or event takes place, unless the stock options are assumed. The vesting of unvested stock options shall be accelerated in certain circumstances in connection with the acquisition of the assets or stock of the Company and the optionee shall be entitled to receive cash equal to the difference between the exercise price of the stock option and value of the consideration attributable to the transaction.

Amendment and Termination.  The Board or the Compensation Committee may suspend, amend or terminate the 2004 Plan at any time, but no such action may be taken without stockholder approval if such approval is required by law or if such action increases the maximum number of shares that may be issued under the 2004 Plan, reduces the exercise price of an ISO, increases the maximum term of an ISO or permits stock options to be granted to anyone not eligible to be granted options at the time of the adoption of the 2004 Plan. The Board may, with the consent of an optionee, make modifications of the terms and conditions of that person’s stock option, other than as described in the preceding sentence, in which case stockholder approval is also required.

Vote Required

If a quorum is present, the affirmative vote of a majority of the shares present and entitled to vote at the 2006 Annual Meeting will be required to approve the proposed amendment to the 2004 Plan. Abstentions will have the effect of a vote “against” the approval of the proposed amendment to the 2004 Plan. Broker non-votes will not be considered as present and entitled to vote on this proposal but will be counted as present for the purpose of determining a quorum.

Recommendation of the Board

The Board of Directors unanimously recommends that stockholders vote FOR the amendment of the 2004 Plan.

PROPOSAL 3

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Audit Committee has selected Weinberg & Company, P.A. to audit our financial statements for the fiscal year ending December 31, 2006. Although ratification by stockholders is not required by law, the Board has determined that it is desirable to request ratification of this selection by the stockholders. Notwithstanding its selection, the Audit Committee, in its discretion, may appoint new independent auditors at any time during the year if the Audit Committee believes that such a change would be in the best interest of the Company and its stockholders. If the stockholders do not ratify the appointment of Weinberg & Company, P.A. the Audit Committee may reconsider its selection.

Weinberg & Company, P.A. was first appointed in fiscal year 2003, and has audited our financial statements for fiscal years 2002 through 2005. The Board expects that representatives of Weinberg & Company, P.A. will be present at the 2006 Annual Meeting to respond to appropriate questions and to make a statement if they so desire.

Audit and Other Fees

The following table summarizes the fees charged by Weinberg & Company, P.A. for certain services rendered to the Company during 2004 and 2005.

	Amount Billed
	Fiscal Year	Fiscal Year
Type of Fee	2004	2005

Audit(1)	$89,488	$72,175
Audit Related(2)	0	—
Tax(3)	0	—
All Other(4)	3,699	13,748

Total	$93,187	$85,923

(1)	This category consists of fees for the audit of our annual financial statements included in the Company’s annual report on Form 10-KSB and review of the financial statements included in the Company’s quarterly reports on Form 10-QSB. This category also includes advice on audit and accounting matters that arose during, or as a result of, the audit or the review of interim financial statements, statutory audits required by non-U.S. jurisdictions and the preparation of an annual “management letter” on internal control matters.

(2)	Represents services that are normally provided by the independent auditors in connection with statutory and regulatory filings or engagements for those fiscal years, aggregate fees charged for assurance and related services that are reasonably related to the performance of the audit and are not reported as audit fees. These services include consultations regarding Sarbanes-Oxley Act requirements, various SEC filings and the implementation of new accounting requirements.

(3)	Represents aggregate fees charged for professional services for tax compliance and preparation, tax consulting and advice, and tax planning.

(4)	Represents aggregate fees charged for products and services other than those services previously reported.

Vote Required

If a quorum is present, the affirmative vote of a majority of the shares present and entitled to vote at the 2006 Annual Meeting will be required to ratify the appointment of Weinberg & Company, P.A. as our independent auditors. Abstentions will have the effect of a vote “against” the ratification of Weinberg & Company, P.A. as our independent auditors. Broker non-votes will have no effect on the outcome of the vote.

Recommendation of the Board

The Board unanimously recommends that stockholders vote FOR the proposal to ratify the appointment of Weinberg & Co., P.A. as our independent auditor for the fiscal year ending December 31, 2006.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our common stock as of March 31, 2006 by:

•	each person, or group of affiliated persons, known by us to be the beneficial owner of more than 5% of the outstanding shares of our common stock;

•	each of our directors;

•	our Chief Executive Officer and each of our four other most highly-compensated executive officers serving as such as of December 31, 2005 whose total annual salary and bonus exceeded $100,000, for services rendered in all capacities to the Company (such individuals are hereafter referred to as the “Named Executive Officers”); and

•	all of our directors and executive officers as a group.

As of March 31, 2006, there were 32,343,967 shares of our common stock outstanding.

	Number of Shares of	Percentage of
	Common Stock	Shares Beneficially
Name and Address of Beneficial Owner(1)	Beneficially Owned(2)	Owned(2)

Edward L. Masry(3)	7,388,740	20.1%
Cecil Kyte(4)	2,317,359	6.9%
Eugene E. Eichler(5)	1,215,528	3.7%
Bruce H. McKinnon(6)	760,341	2.3%
Robert Sylk(7)	385,000	1.2%
Joseph Helleis(8)	350,000	1.1%
John Price(7)	341,000	1.1%
John Brown(7)	300,000	*
All directors and executive officers as a group (9 persons)(9)	13,290,953	34.0%

*	Represents beneficial ownership of less than one percent.

(1)	Unless otherwise indicated, the address of each listed person is c/o Save the World Air, Inc., 5125 Lankershim Boulevard, North Hollywood, California 91601.

(2)	Percentage of beneficial ownership is based upon 32,343,967 shares of our common stock outstanding as of March 31, 2006. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of common stock subject to options and warrants currently exercisable or convertible, or exercisable or convertible within 60 days, are deemed outstanding for determining the number of shares beneficially owned and for computing the percentage ownership of the person holding such options, but are not deemed outstanding for computing the percentage ownership of any other person. Except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

(3)	Under the rules of the SEC, Mr. Masry is a Named Executive Officer of our company for 2005. Mr. Masry passed away on December 6, 2005. Includes options to purchase 2,328,740 shares of our common stock exercisable either currently or within 60 days after March 31, 2006 and 60,000 shares of our common stock held by Mr. Masry’s wife. Also includes 2,000,000 shares and warrants to purchase an aggregate 2,000,000 shares of our common stock held by Masry & Vititoe, PC. Mr. Masry, our late Chairman and Chief Executive Officer, was a shareholder of Masry & Vititoe, PC, and may be deemed to have been a beneficial owner of the shares held by such entity during the period that Mr. Masry served as our Chairman and Chief Executive Officer. During is lifetime, Mr. Masry disclaimed beneficial ownership of these shares except to the extent of his proportional share therein.

(4)	Includes warrants to purchase 1,100,000 shares of our common stock exercisable either currently or within 60 days after March 31, 2006. Mr. Kyte has been a director since February 21, 2006.

(5)	Includes options to purchase 536,956 shares of our common stock, warrants to purchase 107,143 shares of our common stock and promissory notes convertible into 71,429 shares of our common stock, exercisable or convertible either currently or within 60 days after March 31, 2006.

(6)	Mr. McKinnon is a participant in the KZ Golf, Inc. Defined Benefit Pension Plan, which is the owner of 34,100 shares of our common stock. Includes options to purchase 236,956 shares of our common stock exercisable either currently or within 60 days after March 31, 2006. Also includes warrants to purchase 53,571 shares of our common stock and promissory notes convertible into 35,714 shares of our common stock, exercisable or convertible either currently or within 60 days after March 31, 2006, held by KZ Golf, Inc. Mr. McKinnon is a principal stockholder of KZ Golf, Inc.

(7)	Includes options to purchase 50,000 shares of our common stock exercisable either currently or within 60 days after March 31, 2006.

(8)	Includes options to purchase 100,000 shares of our common stock exercisable either currently or within 60 days after March 31, 2006.

(9)	In addition to the securities indicated in the foregoing footnotes, this amount includes warrants to purchase 53,571 shares of our common stock and promissory notes convertible into 35,714 shares of our common stock, exercisable or convertible either currently or within 60 days after March 31, 2006.

EXECUTIVE COMPENSATION

The following table sets forth certain information regarding the compensation earned during the last three fiscal years by the Named Executive Officers:

Summary Compensation Table

		Long-Term Compensation Awards
		Annual	Restricted Stock	Securities
	Fiscal	Compensation	Award(s)	Underlying	All Other
Name and Principal Position	Year	Salary($)(4)	($)(5)	Options(#)	Compensation($)

Edward L. Masry(1)	2005	$1	$—	490,909	$—
Chairman and Chief	2004	$1	$—	328,740	$—
Executive Officer	2003	$—	$—	—	$—
Eugene E. Eichler(2)	2005	$240,000	$—	425,000	$—
President, Chief Financial	2004	$234,500	$—	286,956	$—
Officer and Treasurer	2003	$172,328	$—	—	$—
Bruce H. McKinnon(3)	2005	$192,000	$—	350,000	$—
Chief Operating Officer	2004	$191,800	$—	236,956	$—
	2003	$—	$—	—	$—

(1)	Mr. Masry was appointed President and Chief Executive Officer in October 2001 at no annual salary. In March 2004, Mr. Masry relinquished his position as President, but continued to serve as Chief Executive Officer at a contractual salary of $1 per year until October 2005, when he resigned that position. Mr. Masry passed away on December 6, 2005. See “Employment Agreements” below.

(2)	Mr. Eichler was appointed Chief Operating Officer, Chief Financial Officer and Treasurer in October 2001. In March 2004, Mr. Eichler relinquished his position as Chief Operating Officer, and was appointed President of the Company, a position he held until October 2005, when he assumed the position of Chief Executive Officer. Mr. Eichler continues to serve as Chief Financial Officer and Treasurer. See “Employment Agreements” below.

(3)	Mr. McKinnon was appointed Executive Vice President of Business Development in October 2001. In March 2004, Mr. McKinnon was appointed Chief Operating Officer of the Company, a position heheld until October 2005, when he assumed the position of President . See “Employment Agreements” below.

(4)	The law firm Masry & Vititoe, PC paid for Mr. Eichler’s salary for 2003 pursuant to an arrangement under which we reimbursed Masry & Vititoe, PC for a portion of his salary. The portion reimbursed by us is shown in the table above.

(5)	The number and value of vested and unvested restricted stock based upon the closing market price of the common stock at December 30, 2005 ($0.72) were as follows: Mr. Eichler, 500,000 vested shares valued at $360,000; and Mr. McKinnon, 400,000 vested shares valued at $288,000. Messrs. Eichler’s and McKinnon’s shares vested in October 2003.

OPTION GRANTS IN LAST FISCAL YEAR

The following table sets forth information concerning the stock option grants made to each of the Named Executive Officers during the 2005 fiscal year. No stock appreciation rights were granted to any of the Named Executive Officers during the 2005 fiscal year.

	Individual Grants
	Number of	Percent of
	Securities	Total Options
	Underlying	Granted to	Exercise or
	Options	Employees in	Base Price	Expiration
Name	Granted	Fiscal 2005	per Share	Date

Edward L. Masry	90,909	5.6%	$1.10	03/02/09
Edward L. Masry	400,000	24.8%	$.85	03/02/14
Eugene E. Eichler	100,000	6.2%	$1.10	03/02/14
Eugene E. Eichler	325,000	20.2%	$.85	03/02/14
Bruce H. McKinnon	100,000	6.2%	$1.00	03/02/14
Bruce H. McKinnon	250,000	15.5%	$.85	03/02/14

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND YEAR-END OPTION VALUES

No options were exercised by any of the Named Executive Officers during the 2005 fiscal year. No stock appreciation rights were exercised by any of the Named Executive Officers during the 2005 fiscal year. The following table sets forth the number of shares of our common stock subject to exercisable and unexercisable stock options which the Named Executive Officers held at the end of the 2005 fiscal year.

			Number of Securities
			Underlying Unexercised
	Shares	Value	Options at		Value of Unexercised
	Acquired on	Realized	Fiscal Year-End(#)		In-the-Money Options($)(1)
Name	Exercise(#)	($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Edward L. Masry	—	$—	2,537,208	282,441	$2,458,468	$230,137
Eugene E. Eichler	—	$—	717,435	244,521	$674,970	$186,986
Bruce H. McKinnonnn	—	$—	385,586	201,370	$343,120	$143,836

(1)	Market value of our common stock at fiscal year-end minus the exercise price. The closing price of our common stock on December 30, 2005, the last trading day of the year, was $0.72 per share.

EQUITY COMPENSATION PLAN INFORMATION FOR 2005

The following table sets forth information regarding outstanding options and shares reserved for future issuance under our equity compensation plans as of December 31, 2005:

			Number of Securities
			Remaining Available
			for Future Issuance
	Number of Securities		Under Equity
	to be Issued upon	Weighted-Average	Compensation Plans
	Exercise of	Exercise Price of	(Excluding Securities
	Outstanding Options,	Outstanding Options,	Reflected in the
Plan Category	Warrants and Rights	Warrants and Rights	First Column)

Equity compensation plans approved by security holders	3,258,561	$.94	1,741,439
Equity compensation plans not approved by security holders	3,250,000	$.12	N/A
Total	6,508,561	$.53	N/A

EMPLOYMENT AGREEMENTS

Agreement with Edward L. Masry.  On December 1, 2003, the Company entered into an employment agreement with Edward L. Masry, pursuant to which he serves as our Chief Executive Officer. The initial term of the agreement expires on December 31, 2007 and renews automatically for additional one-year terms unless either party has given notice of non-extension prior to the end of a term. The agreement provides for a base compensation of $1 per year. Mr. Masry is eligible to participate in the Company’s incentive and benefit plans, including eligibility to receive grants of stock options under the 2004 Plan.

If Mr. Masry’s employment is terminated by us without cause or as a result of his disability or death, he or his estate, as the case may be, will be entitled to receive an amount equal to the greater of the aggregate bonus(es), if any, paid to him with respect to one of the two years immediately preceding the year in which the termination occurs. In addition, Mr. Masry and his dependents will be entitled to continue to participate at the same levels in the Company’s benefit plans for a period of one year. If Mr. Masry’s employment is terminated by him for good reason or as a result of a change of control, he will be entitled to receive all accrued salary, bonus and benefits for a period of three years from the date of termination. If Mr. Masry’s employment is terminated by us for cause or by Mr. Masry without good reason, he will only be entitled to receive accrued salary and benefits through the date of termination. The agreement also contains standard confidentiality and non-solicitation provisions.

Mr. Masry passed away on December 6, 2005.

Agreement with Eugene E. Eichler.  On December 1, 2003, the Company entered into an employment agreement, which has since been amended, with Eugene E. Eichler, pursuant to which he originally served as our Chief Operating Officer. Since October 5, 2005, Mr. Eichler has served as our Chief Executive Officer and Chief Financial Officer. The initial term of the agreement expires on December 31, 2007 and renews automatically for additional one-year terms unless either party has given notice of non-extension prior to the end of a term. Under the agreement, as amended, Mr. Eichler was paid base compensation of $192,000 per annum through March 1, 2004 and $240,000 per annum effective March 2, 2004. The base compensation is reviewable by the Board in subsequent years of the term. Mr. Eichler is also eligible to participate in the Company’s incentive and benefit plans, including eligibility to receive grants of stock options under the 2004 Plan.

If Mr. Eichler’s employment is terminated by us without cause or as a result of his disability or death, he or his estate, as the case may be, will be entitled to receive an amount equal to the greater of (i) his highest base compensation paid to him with respect to one of the two years immediately preceding the year in which the termination occurs or (ii) his base compensation in effect immediately prior to the date of termination, for a period of one year beginning on the date of termination. In addition, he will be entitled to receive an amount equal to the greater of the aggregate bonus(es), if any, paid to him with respect to one of the two years immediately preceding the year in which the termination occurs. Mr. Eichler and his dependents will be entitled to continue to participate at the same levels in the Company’s benefit plans for a period of one year. If Mr. Eichler’s employment is terminated by him for good reason or as a result of a change of control, he will be entitled to receive all accrued salary, bonus and benefits for a period of three years from the date of termination. If Mr. Eichler’s employment is terminated by us for cause or by Mr. Eichler without good reason, he will only be entitled to receive accrued salary and benefits through the date of termination. The agreement also contains standard confidentiality and non-solicitation provisions.

Agreement with Bruce H. McKinnon.  On December 1, 2003, the Company entered into an employment agreement, which has since been amended, with Bruce H. McKinnon, pursuant to which he originally served as our Executive Vice President of Business Development. Since October 5, 2005, Mr. McKinnon has served as our President. The initial term of the agreement expires on December 31, 2007 and renews automatically for additional one-year terms unless either party has given notice of non-extension prior to the end of a term. Under the agreement, as amended, Mr. McKinnon was paid base compensation of $153,600 per annum through March 1, 2004 and $192,000 per annum effective March 2, 2004. The base compensation is reviewable by the Board in subsequent years of the term. Mr. McKinnon is also eligible to participate in the Company’s incentive and benefit plans, including eligibility to receive grants of stock options under the 2004 Plan.

If Mr. McKinnon’s employment is terminated by us without cause or as a result of his disability or death, he, or his estate as the case may be, will be entitled to receive an amount equal to the greater of (i) his highest base compensation paid to him with respect to one of the two years immediately preceding the year in which the termination occurs or (ii) his base compensation in effect immediately prior to the date of termination, for a period of one year beginning on the date of termination. In addition, he will be entitled to receive an amount equal to the greater of the aggregate bonus(es), if any, paid to him with respect to one of the two years immediately preceding the year in which the termination occurs. Mr. McKinnon and his dependents will be entitled to continue to participate at the same levels in the Company’s benefit plans for a period of one year. If Mr. McKinnon’s employment is terminated by him for good reason or as a result of a change of control, he will be entitled to receive all accrued salary, bonus and benefits for a period of three years from the date of termination. If Mr. McKinnon’s employment is terminated by us for cause or by Mr. McKinnon without good reason, he will only be entitled to receive accrued salary and benefits through the date of termination. The agreement also contains standard confidentiality and non-solicitation provisions.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In October 2003, we entered into a lease agreement with KZ Golf, Inc. to lease office space for our primary administrative facility. Jennifer J. King, the wife of Bruce H. McKinnon, our Chief Operating Officer and one of our directors, is the indirect principal stockholder of KZ Golf, Inc. Through May 31, 2004, we paid rent in the amount of $2,000 per month for approximately 1,000 square feet. Effective June 1, 2004, we amended the lease to add approximately 225 square feet of office space and to have provided expanded comprehensive services, including reception, parking and conference facilities, for a total rent of $3,400 per month. The lease, as amended, was renewed by us in October 2005, for an additional two-year term at $3,760 per month.

In December 2005, Eugene Eichler, the Company’s Chief Executive Officer, loaned $45,000 to the Company for working capital purposes. The loan is unsecured, bears interest at 6% per annum and is due on demand. In February 2006, Mr. Eichler converted the loan into 9% convertible notes, which notes are convertible into 64,286 shares of common stock at a conversion price of $.70 per share, and, in addition, received warrants to purchase 96,429 shares of common stock at an exercise price of $1.00 per share, as part of a private offering which we were conducting at that time. The securities that were issued to Mr. Eichler upon such conversion were issued to him on the same terms as the securities we issued to all other investors during that private offering.

COMPENSATION COMMITTEE REPORT

The following Report of the Compensation Committee and the Performance Graph that follows do not constitute soliciting material and should not be deemed filed or incorporated by reference into any of our other filings under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except to the extent that we specifically incorporate this report or the performance graph by reference therein.

The Compensation Committee has furnished this report on executive compensation for the 2005 fiscal year.

The Compensation Committee administers the Company’s executive compensation program. The Compensation Committee has the authority to review and determine the salaries and bonuses of the executive officers of the Company, including the Chief Executive Officer and the other executive officers named in the Summary Compensation Table (the “Named Executive Officers”) appearing elsewhere in this proxy statement, and to establish the general compensation policies for such individuals. The Compensation Committee also has the sole and exclusive authority to make discretionary option grants to all of the Company’s employees under the Company’s 2004 Stock Option Plan (the “2004 Plan”).

The Compensation Committee operates under a written charter. The charter reflects these various responsibilities, and the Committee is charged with periodically reviewing the charter. In addition, the Committee has the authority to engage the services of outside advisors, experts and others, including independent compensation consultants who do not advise the Company, to assist the Committee. The Compensation Committee met two times during 2005.

The Compensation Committee believes that the compensation programs for the Company’s executive officers should reflect the Company’s performance and the value created for the Company’s stockholders. In addition, the compensation programs should support the short-term and long-term strategic goals and values of the Company, reward individual contribution to the Company’s success and align the interests of the Company’s officers with the interests of its stockholders. The committee believes that the Company’s success depends upon its ability to attract and retain qualified executives through the competitive compensation packages it offers to such individuals.

The principal factors that were taken into account in establishing each executive officer’s compensation package for the 2005 fiscal year are described below. However, the Compensation Committee may in its discretion apply entirely different factors, such as different measures of financial performance, for future fiscal years. Moreover, all of the Company’s Named Executive Officers have entered into employment agreements with the Company and many components of each such person’s compensation is set by such agreements.

Chief Executive Officer Compensation.  We entered into an employment agreement with Edward L. Masry in December 2003, under which his base compensation will be $1 per year for each year of the term of the agreement, commencing in 2004. Mr. Masry served as our Chief Executive Officer until November 2005. Mr. Masry’s principal compensation came from his law firm, Masry  & Vititoe PC. Because of the terms of Mr. Masry’s employment agreement, the Compensation Committee did not consider specific factors in connection with Mr. Masry’s compensation. Because the Company is in the development stage, the Compensation Committee did not award a bonus to Mr. Masry for 2005. Mr. Masry passed away on December 6, 2005.

Other Executive Officer Compensation.  On December 1, 2003, the Company entered into an employment agreement with Eugene E. Eichler, pursuant to which he originally served as our Chief Operating Officer. Beginning March 2, 2004, Mr. Eichler served as our President and Chief Financial Officer and his employment agreement was amended accordingly. Mr. Eichler relinquished the position of President in October 2005, when he assumed the position of Chief Executive Officer; he also continues to serves as our Chief Financial Officer. The initial term of the agreement expires on December 31, 2007 and renews automatically for additional one-year terms unless either party has given notice of non-extension prior to the end of a term. Under the agreement, as amended, Mr. Eichler was paid base compensation of $240,000 in 2005.

On December 1, 2003, the Company entered into an employment agreement with Bruce H. McKinnon, pursuant to which he originally served as our Executive Vice President of Business Development. Beginning March 2, 2004, Mr. McKinnon served as our Chief Operating Officer and his employment agreement was amended accordingly. Mr McKinnon relinquished the position of Chief Operating Officer in October 2005, when he assumed the position of President. The initial term of the agreement expires on December 31, 2007 and renews automatically for additional one-year terms unless either party has given notice of non-extension prior to the end of a term. Under the agreement, as amended, Mr. McKinnon was paid base compensation of $192,000 in 2005.

On September 1, 2004, the Company entered into an employment agreement with Erin Brockovich, pursuant to which she serves as our Vice President of Environmental Affairs. The initial term of the agreement expires on September 30, 2005 and renews automatically for additional one-year terms unless either party has given notice of non-extension prior to the end of a term. The agreement provides for base compensation of $60,000 per annum.

On July 1, 2005, the Company entered into an employment agreement with John Bautista, pursuant to which he serves as our Vice President of Operations. The initial term of the agreement expires on June 30, 2006 and renews automatically for additional one-year terms unless either party has given notice of non-extension prior to the end of a term. The agreement provides for base compensation of $120,000 per annum.

Our other executive officers were paid relatively nominal amounts of base compensation in 2005, reflecting the development stage of the Company. Because the Company is in the development stage, the Compensation Committee also did not award a bonus to any of our executive officers for 2005.

Equity-Based Compensation.  The Committee believes in linking long-term incentives to an increase in stock value. Accordingly, it awards stock options under the 2004 Plan with an exercise price equal to the fair market value of the underlying stock on the date of grant that vest and become exercisable over time. The Committee believes that these options encourage employees to continue to use their best efforts and to remain in the Company’s employ. Options granted to executive officers under the 2004 Plan generally vest and become exercisable in annual 25% increments over a four-year period after grant.

The Committee relies substantially on management of the Company to make specific recommendations regarding which individuals should receive option grants and the amounts of such grants. In 2005, the Committee granted 1,610,909 options to all employees, with 1,265,509, or 79%, of such amount being granted to Named Executive Officers. The Named Executive Officers were individually awarded the number of stock options shown in the table headed “Option Grants in Last Fiscal Year” appearing elsewhere in this proxy statement.

The Company granted stock options to executive officers with a cumulative option price of up to $100,000 as incentive stock options and the remainder as non-qualified stock options, both with an exercise price equal to the fair market value of the Company’s common stock on the date of grant. Accordingly, those stock options will have value only if the market price of the Company’s common stock increases after that date. In determining the size of stock option grants to executive officers, the Committee bases its decisions on such considerations as similar awards to individuals holding comparable positions in our comparative groups, company performance and individual performance, as well as the allocation of overall share usage attributed to executive officers.

Compliance with Code Section 162(m).  Section 162(m) of the Code disallows a tax deduction to publicly-held companies for compensation paid to certain of their executive officers, to the extent that compensation exceeds $1 million per covered officer in any fiscal year. The limitation applies only to compensation which is not considered to be performance based. Non-performance based compensation paid to the Company’s executive officers for the 2003 fiscal year did not exceed the $1 million limit per officer, and the Compensation Committee does not anticipate that the non-performance based compensation to be paid to the Company’s executive officers for the 2004 fiscal year will exceed that limit. Because it is unlikely that the cash compensation payable to any of the Company’s executive officers in the foreseeable future will approach the $1 million limit, the Compensation Committee has decided at this time not to take any action to limit or restructure the elements of cash compensation payable to the Company’s executive officers. The Compensation Committee will reconsider this decision should the individual cash non-performance based compensation of any executive officer ever approach the $1 million level.

The Board did not modify any action or recommendation made by the Compensation Committee with respect to executive compensation for the 2004 fiscal year. It is the opinion of the Compensation Committee that the executive compensation policies and plans provide the necessary total remuneration program to properly align the Company’s performance and the interests of the Company’s stockholders through the use of competitive and equitable executive compensation in a balanced and reasonable manner, for both the short and long term.

Respectfully submitted by:

Joseph Helleis (Chair)
John Brown
John F. Price

AUDIT COMMITTEE REPORT

The following report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any of our other filings under the Securities Act or the Exchange Act, except to the extent that we specifically incorporate this report by reference therein, and shall not be deemed to be soliciting material or otherwise deemed filed under either such Act.

The Audit Committee is currently composed of four directors, two of whom are independent. The duties and responsibilities of a member of the Audit Committee are in addition to his duties as a member of the Board.

The Audit Committee operates under a written charter, which is available on the Company’s website. The Board and the Audit Committee believe that the Audit Committee charter complies with the current standards set forth in SEC regulations. There may be further action by the SEC during the current year on several matters that affect all audit committees. The Board and the Audit Committee continue to follow closely further developments by the SEC in the area of the functions of audit committees, particularly as it relates to internal controls for non-accelerated filers, and will make additional changes to the Audit Committee charter and the policies of the Audit Committee as required or advisable as a result of these new rules and regulations. The Audit Committee met four times during 2005.

The Audit Committee’s primary duties and responsibilities are to:

•	engage the Company’s independent auditor;

•	monitor the independent auditor’s independence, qualifications and performance;

•	pre-approve all audit and non-audit services;

•	monitor the integrity of the Company’s financial reporting process and internal controls system;

•	provide an open avenue of communication among the independent auditor, financial and senior management of the Company and the Board; and

•	monitor the Company’s compliance with legal and regulatory requirements.

Management is responsible for the Company’s internal controls and the financial reporting process. The Company’s independent auditor is responsible for performing an independent audit of the Company’s financial statements in accordance with the standards of the Public Company Accounting Oversight Board and issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

The Company is planning to form an internal management group, reporting to the Chief Executive Officer and the Audit Committee, that is charged with guiding the Company in meeting the various requirements of Section 404 of the Sarbanes-Oxley Act of 2002. The Audit Committee has begun to implement procedures to ensure that during the course of each fiscal year it devotes the attention that it deems necessary or appropriate to each of the matters assigned to it under its charter.

In overseeing the preparation of the Company’s financial statements, the Audit Committee held meetings with the Company’s independent auditors, both in the presence of management and privately, to discuss the overall scope and plans for their audit, review and discuss all financial statements prior to their issuance, and discuss significant accounting issues. Management advised the Audit Committee that all financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the Audit Committee discussed the statements with both management and the Company’s independent auditors. In accordance with Section 204 of the Sarbanes-Oxley Act and the Statement on Auditing Standards (“SAS”) No. 61 (Communication With Audit Committees) as amended by SAS No. 90 (Audit Committee Communications), the Audit Committee has discussed with the Company’s independent auditors all matters required under the Sarbanes-Oxley Act and the foregoing standards.

With respect to the Company’s independent auditors, the Audit Committee, among other things, discussed with Weinberg & Co., P.A., matters relating to its independence, including the written disclosures made to the Audit Committee as required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). The Audit Committee also reviewed and approved the audit and non-audit fees of that firm.

On the basis of these reviews and discussions, the Audit Committee (i) appointed Weinberg & Co., P.A. as the independent registered public accounting firm for the 2006 fiscal year and (ii) recommended to the Board that the Board approve the inclusion of the Company’s audited financial statements in the 10-KSB for filing with the SEC.

Respectfully submitted:

Joseph Helleis (Chair)
Eugene E. Eichler
Bruce H. McKinnon
John F. Price

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, executive officers and holders of more than 10% of a registered class of our equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and our other equity securities. Directors, executive officers and greater than 10% stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) reports they file. Based solely on our review of the copies of such forms received by us, or written representation from certain reporting persons that no Form 5s were required for those persons, we believe that all reporting requirements under Section 16(a) for the 2005 fiscal year were met in a timely manner by our directors, executive officers and greater than 10% beneficial owners, except Mr. Masry did not make two filings on Form 4 with respect to transfers of securities to certain members of Mr. Masry’s family. Mr. Masry’s estate has since filed one Form 5 and amended another Form 5 to report these transactions.

STOCKHOLDER PROPOSALS

From time to time stockholders present proposals that may be proper subjects for inclusion in a proxy statement and for consideration at an annual meeting. Under the rules of the SEC, to be included in the proxy statement for our 2007 annual meeting of stockholders, proposals must be received by us no later than January 5, 2007.

ANNUAL REPORT ON FORM 10-KSB

We filed our Annual Report on Form 10-KSB with the SEC on March 31, 2006. A copy of the 10-KSB, without exhibits, has been mailed to all stockholders along with this proxy statement. Stockholders may obtain additional copies of the 10-KSB and the exhibits thereto, without charge, by writing to the Corporate Secretary at our principal executive offices at 5125 Lankershim Boulevard, North Hollywood, California 91601.

OTHER MATTERS

Management does not know of any matters to be presented at the 2006 Annual Meeting other than those set forth herein and in the Notice accompanying this proxy statement. If a stockholder vote is necessary to transact any other business at the 2006 Annual Meeting, the proxyholders intend to vote their proxies in accordance with their best judgment related to such business.

It is important that your shares be represented at the 2006 Annual Meeting, regardless of the number of shares that you hold. YOU ARE, THEREFORE, URGED TO EXECUTE PROMPTLY AND RETURN THE ACCOMPANYING PROXY IN THE ENVELOPE THAT HAS BEEN ENCLOSED FOR YOUR CONVENIENCE. Stockholders who are present at the 2006 Annual Meeting may revoke their proxies and vote in person or, if they prefer, may abstain from voting in person and allow their proxies to be voted.

By Order of the Board of Directors,

Eugene E. Eichler
Chief Executive Officer

April 17, 2006
North Hollywood, California

DIRECTIONS TO 2006 STOCKHOLDERS MEETING

Directions from Norman Y. Mineta San Jose International Airport to Save The World Air, Inc., 235 Tennant Avenue, Morgan Hill, CA 95037 (Phone: (408) 778-0101)

1: Start out going Northeast on Airport Pkwy toward Technology Dr.	0.4 miles
2: Turn right onto Old Bayshore Highway	0.4 miles
3: Merge onto US-101 South	23.9 miles
4: Take the Tennant Ave exit	0.3 miles
5: Turn right onto Tennant Ave	0.6 miles
6: Arrive at 235 Tennant Ave

Directions from Norman Y. Mineta San Jose International Airport to Inn at Morgan Hill, 16115 Conit Road, Morgan Hills, CA 95037 (Phone: (408) 779-7666)

1: Start going toward the Airport exit on CA-87 South	8.3 miles
2: Turn right onto Old Bayshore Highway	0.4 miles
3: Merge onto US-101 South	23.9 miles
4: Take Tennant Ave exit	0.4 miles
5: Turn Left on Tennant Ave	0.3 miles
6: Turn Left on Condit Rd	0.1 miles
7: Arrive at 16115 Condit Rd, Morgan Hill

Directions from Inn at Morgan Hill to Save the World Air, Inc.

1: Start at 16115 Condit Rd
2: Turn Right on Tennant Ave
3: Arrive at 235 Tennant Ave

For our stockholders who will be staying overnight, we have blocked some rooms at the Inn at Morgan Hill on May 18, 2006. You must contact the hotel directly before May 1, 2006 to make your own reservation. You will be responsible for all your travel, hotel and ground transportation charges to attend the 2006 Stockholders Meeting. We will provide a shuttle service from the hotel to our Morgan Hill facilities, for those who require it, on the morning of May 19, 2006.

SAVE THE WORLD AIR, INC.
2006 ANNUAL MEETING OF STOCKHOLDERS
May 19, 2006
This proxy is solicited by the Board of Directors for use at the 2006 Annual Meeting of Stockholders of Save the World Air, Inc., (the “Company”) to be held at 235 Tenant Avenue #5, Morgan Hill, California, 95037, at 10:00 A.M. on May 19, 2006.
By signing the proxy, you revoke all prior proxies, acknowledge receipt of the Notice of 2006 Annual Meeting of Stockholders and the Proxy Statement, and appoint Eugene E. Eichler and Bruce H. McKinnon, and each of them, with full power of substitution, to vote all your shares of common stock of Save the World Air, Inc. which you are entitled to vote, on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments and postponements thereof.
Whether or not a choice is specified, this proxy, when properly executed, will be voted in the discretion of the proxy holders upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.
The shares of stock you hold in your account will be voted as you specify on the reverse side.
THE COMPANY’S BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE DIRECTORS LISTED HEREON AND VOTES FOR EACH OF THE LISTED PROPOSALS. IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS LISTED HEREON AND FOR EACH OF PROPOSALS 2 AND 3.
SEE REVERSE FOR VOTING INSTRUCTIONS.

â DETACH PROXY CARD HERE â

Please mark, sign and date your proxy card and return it today in the postage-paid envelope provided to: Nevada Agency and Trust Company, 50 West Liberty Street, Suite 880, Reno, Nevada 89501, Attention: Proxy Department.

1. The Board of Directors recommends a vote FOR Items 1, 2 and 3. ELECTION OF DIRECTORS

☐	Vote FOR all nominees listed	☐	Vote WITHHELD from all nominees

01 Eugene E. Eichler	02 Bruce H. McKinnon	03 Joseph Helleis
04 John Brown	05 John F. Price	06 Cecil Kyte
(to withhold authority to vote for any nominee, strike a line through the nominee’s name above)
2. APPROVAL of the amendment of the 2004 Stock Option Plan

☐	FOR	☐	AGAINST	☐	ABSTAIN
3. RATIFICATION OF APPOINTMENT OF WEINBERG & CO., P.A. as independent auditors of Save the World Air, Inc. for the fiscal year ending December 31, 2006

☐	FOR	☐	AGAINST	☐	ABSTAIN
THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR THE ELECTION OF EACH OF THE DIRECTORS LISTED HEREON, IN FAVOR OF PROPOSALS 2 AND 3, AND IN THE DISCRETION OF THE PROXY HOLDERS ON ALL OTHER MATTERS PROPERLY BROUGHT BEFORE THE MEETING.

Date:

Signature

Signature (if joint or common ownership)

Please sign exactly as your
name(s) appears on Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy

For address change: Mark Box and indicate changes below:	☐